Exhibit 10.1

GUESS? CONTRIBUTION AGREEMENT

between

GUESS?, INC.,

as Trademark Originator

and

GUESS? IP HOLDER L.P.,

as IP Holder

Dated as of April 28, 2003

i

SECTION 6.02	Amendment
SECTION 6.03	Protection of Right, Title and Interest to Guess? Contributed IP
SECTION 6.04	Assignment
SECTION 6.05	Merger or Consolidation of, or Assumption of the Obligations of, Trademark Originator
SECTION 6.06	Governing Law
SECTION 6.07	Submission To Jurisdiction; Waivers
SECTION 6.08	Notices
SECTION 6.09	Severability of Provisions
SECTION 6.10	Further Assurances
SECTION 6.11	No Waiver; Cumulative Remedies
SECTION 6.12	Counterparts
SECTION 6.13	Third-Party Beneficiaries
SECTION 6.14	Headings
SECTION 6.15	Merger and Integration
SECTION 6.16	Force Majeure
SECTION 6.17	Nonpetition Covenants
SECTION 6.18	Interpretation
SECTION 6.19	Waiver of Jury Trial

Schedule A – Guess? Trademarks
Schedule B – Goodwill
Schedule C – Guess? Contributed License Agreements
Schedule D – Form of Trademark Assignment
Schedule E – Form of Instruction to Pay Into Lockbox Account

ii

This GUESS? CONTRIBUTION AGREEMENT (this “Guess? Contribution Agreement”), is dated as of April 28, 2003, by and between Guess?, Inc., a corporation organized and existing under the laws of the State of Delaware, as the trademark originator (in such capacity, the “Trademark Originator”), and Guess? IP Holder L.P., a limited partnership organized under the laws of the State of Delaware, as IP Holder.

RECITALS

WHEREAS, Trademark Originator desires to absolutely contribute, sell, assign, convey, and transfer to IP Holder certain intellectual property and license agreements in exchange for limited partnership interests in IP Holder; and

WHEREAS, IP Holder desires to acquire from Trademark Originator (i) a portfolio of trademarks, including their underlying goodwill, and associated intellectual property, and (ii) certain license agreements pursuant to which certain of such trademarks and intellectual property are licensed to third parties, including the right to receive royalty payments due to the licensor thereunder, but not including the duties of Trademark Originator thereunder that are in the nature of payment obligations or obligations to purchase from the licensees thereunder any goods manufactured, sold, or distributed by such licensees;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, each party agrees as follows for the benefit of the other party and for the benefit of IP Holder, the Issuer and the Indenture Trustee:

ARTICLE I.

DEFINITIONS

SECTION 1.01                    Definitions.  Certain capitalized terms used in this Guess? Contribution Agreement that are not otherwise defined herein shall have the meanings ascribed to them in Annex X as attached hereto, and the following terms shall have the respective meanings set forth in this Section 1.01:

“Goodwill” means those tangible and intangible assets and information being transferred pursuant to this Guess? Contribution Agreement that are identified on Schedule B, which constitute all of the goodwill connected with the use of, symbolized by, and embodied in the Guess? Trademarks necessary for IP Holder to continue using the Guess? Trademarks in continuity with Trademark Originator’s past practice.

“Guess? Contributed IP” means the Guess? Trademarks and the Guess? Contributed License Agreements.

“Guess? Contributed License Agreements” means the specific trademark license agreements being transferred pursuant to this Guess? Contribution Agreement, and any amendment, modifications or extensions thereto, and all proceeds thereof and payments thereunder, that are identified on Schedule C.

 “Guess? Contributed License Agreement File” means, with respect to each Guess? Contributed License Agreement:

(a)                                  the fully executed original of the Guess? Contributed License Agreement; and

(b)                                 any and all other documents that Trademark Originator or the Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to such Guess? Contributed License Agreement or the related Guess? Licensee, including any samples and other materials provided pursuant to the Guess? Contributed License Agreement terms.

“Guess? Licensee” means a Person who has licensed any of the Guess? Trademarks by the execution and delivery of a Guess? Contributed License Agreement, or any other Person who owes or may be liable for payments under such Guess? Contributed License Agreement.

“Guess? Trademarks” means Trademark Originator’s domestic and foreign trademarks and corresponding United States and foreign registrations and applications therefor described in Section 2.01 and identified on Schedule A, including all Goodwill.

“Licensees” means the Guess? Licensees and the Licensing Licensees.

“Schedule of Guess? Contributed License Agreements” means the schedule of Guess? Contributed License Agreements described in Section 2.02 and attached as Schedule C.

ARTICLE II.

CONVEYANCE OF GUESS? CONTRIBUTED IP

SECTION 2.01                    Conveyance of Guess? Trademarks.

(a)                                  Subject to the terms and conditions of this Guess? Contribution Agreement, Trademark Originator hereby agrees to contribute, sell, assign, convey, and transfer to IP Holder pursuant to this Guess? Contribution Agreement and the trademark assignment agreement attached hereto as Schedule D, and IP Holder agrees to acquire from Trademark Originator (subject to Trademark Originator’s obligations hereunder), all right, title, and interest in and to the Guess? Trademarks (including without limitation the right to bring suit and recover damages for past or future infringement of the Guess? Trademarks).

(b)                                 In connection with the foregoing contribution, Trademark Originator agrees to record and file at the United States Patent and Trademark Office and any necessary foreign equivalents, at its own expense, the original executed trademark assignment set forth in Schedule D to provide third parties with notice of the conveyance hereunder and to perfect the assignment of the Guess? Trademarks to IP Holder within the applicable timeframes required in each jurisdiction.

(c)                                  In connection with the foregoing contribution, Trademark Originator shall also provide IP Holder, its successors, assigns, or other legal representatives, cooperation and assistance at IP Holder’s request and expense (including, but not limited to, the execution and delivery of any and all affidavits, declarations, oaths, assignments, powers of attorney, or other documentation as may be reasonably required) in:

(i)                                     the preparation and prosecution of any applications for registration or any applications for renewal of a registration covering the Guess? Trademarks;

(ii)                                  the prosecution or defense of any trademark office proceedings, infringement proceedings, or other proceedings that may arise in connection with any of the Guess? Trademarks, including, but not limited to, testifying as to any facts relating to the Guess? Trademarks or this Guess? Contribution Agreement;

(iii)                               obtaining any additional trademark protection reasonably appropriate that may be secured under the laws now or hereafter in effect in the United States or any other jurisdiction for the Guess? Trademarks; and

(iv)                              the implementation or perfection of this Guess? Contribution Agreement.

SECTION 2.02                    Conveyance of Guess? Contributed License Agreements.

(a)                                  Subject to the terms and conditions of this Guess? Contribution Agreement, Trademark Originator hereby contributes, sells, assigns, conveys, and transfers to IP Holder pursuant to this Guess? Contribution Agreement, and IP Holder hereby accepts from Trademark Originator (subject to Trademark Originator’s obligations hereunder):

(i)                                     all right, title, and interest of Trademark Originator in and to the Guess? Contributed License Agreements, and all monies due or to become due thereon or paid thereunder by the Guess? Licensees (other than any duties of Trademark Originator thereunder that are in the nature of payment obligations or obligations to purchase from licensees thereunder any goods manufactured, sold, or distributed by such licensees), including, without limitation, in the case of any Guess? Contributed License Agreement, the provisions which reserve to Trademark Originator the right to consent to or withhold consent from any licensee with respect to retail sales of goods produced thereunder or sales of goods produced thereunder to specific stores or distribution channels, the right to give or withhold such consent and the right to delegate the giving or withholding of such consent to an agent of IP Holder; and

(ii)                                  all proceeds of the foregoing.

(b)                                 In connection with the foregoing contribution, Trademark Originator further agrees, at its own expense, (i) to annotate and indicate in its master computer records (including backup files) that the Guess? Contributed License Agreements have been transferred to IP Holder pursuant to this Guess? Contribution Agreement, (ii) to deliver to IP Holder a true and complete list of all the Guess? Contributed License Agreements, identified by the name of the Guess? Licensee, which list shall be marked as Schedule C to this Guess? Contribution Agreement and is hereby incorporated into and made a part of this Guess? Contribution Agreement, (iii) to deliver the Guess? Contributed License Agreement Files to or upon the order of IP Holder, (iv) to provide any notices and to execute any assignment agreements necessary under the UCC or the laws of any state or foreign jurisdiction to give the Guess? Licensees notice of the change in licensor or otherwise to effect properly the conveyance of the Guess? Contributed License Agreements, and (v) to deliver to each licensee with respect to a Guess? Contributed License an instruction to make all future payment of Royalty Receivables to the Lockbox Account in a form substantially the same as that set forth in Schedule E hereto.

(c)                                  In connection with the foregoing contribution, IP Holder hereby expressly agrees to assume the obligations of Trademark Originator as licensor under each of the Guess? Contributed License Agreements (except for those obligations retained by Trademark Originator as described in clause (a)(i) of this Section 2.02).

SECTION 2.03                    Filings.  Trademark Originator agrees, at its own expense, to cause all financing statements and continuation statements (including, but not limited to, filings under the UCC and relevant foreign equivalents), this Guess? Contribution Agreement and all amendments hereto, and any other documents necessary to provide third parties with notice of IP Holder’s right, title, and interest to the Guess? Contributed IP to be promptly recorded, registered, and filed, and at all times to be kept recorded, registered, and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title, and interest of IP Holder to the Guess? Contributed IP.  Trademark Originator shall deliver to IP Holder file-stamped copies of, or filing receipts for, any document recorded, registered, or filed as provided above as soon as available following such recording, registration, or filing.  IP Holder shall cooperate fully with Trademark Originator in connection with the obligations set forth in this section and shall execute any and all documents reasonably required to fulfill the intent of this section.

SECTION 2.04                    Security Interests.  It is the intention of the parties that each of the contributions of assets from Trademark Originator to IP Holder as contemplated by Sections 2.01 and 2.02 hereof will constitute an absolute transfer and assignment, and that the beneficial interest in and title to the Guess? Contributed IP shall not be property of Trademark Originator’s estate in the event of the filing of a bankruptcy petition by or against Trademark Originator under any bankruptcy law, and that the Guess? Contributed License Agreements will not be deemed “executory contracts” that Trademark Originator (or the trustee in bankruptcy for Trademark Originator) can reject in a bankruptcy or insolvency proceeding.  However, if the transfer of any of the Guess? Contributed IP is deemed to be other than an absolute assignment, the parties intend that all filings described in Section 2.03 shall give IP Holder a first priority perfected security interest in, to, and under the Guess? Contributed IP.  This Guess? Contribution Agreement shall be deemed to be the grant of a security interest in the Guess? Contributed IP from Trademark Originator to IP Holder, and IP Holder shall have all the rights, powers, and privileges of a secured party under the UCC.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

SECTION 3.01                    Representations and Warranties of Trademark Originator.

(a)                                  Trademark Originator hereby represents and warrants to IP Holder that:

(i)                                     Organization and Good Standing.  Trademark Originator is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, and has power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has corporate power, authority, and legal right to acquire, own, and convey the Guess? Contributed IP.

(ii)                                  Due Qualification.  Trademark Originator is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications and where the failure to so qualify would have a Material Adverse Effect.

(iii)                               Power and Authority.  Trademark Originator has the corporate power and authority to execute and deliver this Guess? Contribution Agreement and to carry out its terms; and the execution, delivery and performance of this Guess? Contribution Agreement has been duly authorized by Trademark Originator by all necessary corporate action.

(iv)                              Financial Condition.  Trademark Originator’s financial condition is fairly stated in its most recent public filings and, since the date of publication of its most recent financial statements, there has been no material adverse change in Trademark Originator’s financial condition, operation, or prospects.  Trademark Originator has no unfunded pension liabilities.

(v)                                 Binding Obligation.  This Guess? Contribution Agreement constitutes a legal, valid, and binding obligation of Trademark Originator, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ rights generally, or by general principles of equity.

(vi)                              No Violation.  The consummation of the transactions contemplated by this Guess? Contribution Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of Trademark Originator, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which Trademark Originator is a party or by which it is bound; nor result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or, to the best of Trademark Originator’s knowledge, any order, rule, or regulation applicable to Trademark Originator of any court or of any federal, state, or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Trademark Originator or its properties, which breach, default, conflict, lien, or violation would have a Material Adverse Effect.

(vii)                           No Proceedings.  There is no action, suit, or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to Trademark Originator’s knowledge, threatened, against or affecting Trademark Originator: (i) asserting the invalidity of this Guess? Contribution Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Guess? Contribution Agreement, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by Trademark Originator of its obligations under, or the validity or enforceability of, this Guess? Contribution Agreement.

(viii)                        Solvency.  Trademark Originator is, and immediately after giving effect to the transactions contemplated by this Guess? Contribution Agreement and the other Transaction Documents will be, solvent.

(ix)                                No Consents.  Subject to Section 3.03(a)(xiii), no consent, approval, or order of, or filing with, any court or governmental body is required to be obtained or made by Trademark Originator for the consummation of the transactions in the manner contemplated by this Guess? Contribution Agreement, except such as have been obtained as of the Closing Date or such as may be required under state securities laws.

(x)                                   Taxes.  Trademark Originator has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations that are required to be filed by them or any of them.  All information in such tax returns, reports, and declarations is complete and accurate in all material respects.  Trademark Originator has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Trademark Originator and with respect to which adequate reserves have been set aside on its books.  Adequate provision has been made for the payment of all accrued and unpaid federal, state, county, local, foreign, and other taxes whether or not due and payable and whether or not disputed.

(xi)                                Non-Contravention.  The execution, delivery and performance of this Guess? Contribution Agreement in accordance with its terms and the consummation of the transactions contemplated hereby by Trademark Originator do not and will not (i) require the consent or approval of any Person, except for such consents and approvals as have already been obtained and (ii) violate any applicable laws.

(xii)                             Governmental Regulation.   Trademark Originator is not required to obtain any consent, approval, authorization, permit or license from, or effect any filing or registration with any Governmental Authority in connection with the execution, delivery and performance of this Guess? Contribution Agreement in accordance with its terms other than filings intended to perfect the security interest granted hereunder.

(xiii)                          State of Organization.  As of the date hereof, Trademark Originator is incorporated under the laws of the State of Delaware.

(b)                                 The representations and warranties set forth in this Section 3.01 will survive the conveyance of the Guess? Contributed IP by Trademark Originator to IP Holder pursuant to this Guess? Contribution Agreement.  Upon discovery by Trademark Originator or IP Holder of a breach of any of the foregoing representations and warranties or the occurrence of a materially adverse event directly affecting the enforceability of this Guess? Contribution Agreement, the party discovering such breach or event shall give prompt written notice to the other and the Indenture Trustee.

SECTION 3.02                    Representations and Warranties of IP Holder.

(a)                                  IP Holder hereby represents and warrants to Trademark Originator that:

(i)                                     Organization and Good Standing.  IP Holder is duly organized and validly existing as a limited partnership in good standing under the laws of the State of Delaware, and has the power, authority, and legal right to acquire and own the Guess? Contributed IP.

(ii)                                  Due Qualification.  IP Holder is duly qualified to do business as a foreign limited partnership in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership of the Guess? Contributed IP or the conduct of its business requires such qualifications and where the failure to so qualify would have a Material Adverse Effect.

(iii)                               Power and Authority.  IP Holder has the power and authority to execute and deliver this Guess? Contribution Agreement and to carry out its terms; IP Holder has full power and authority to acquire and own the Guess? Contributed IP and has duly authorized such acquisition; and the execution, delivery, and performance of this Guess? Contribution Agreement has been duly authorized by IP Holder by all necessary action.

(iv)                              Binding Obligation.  This Guess? Contribution Agreement constitutes a legal, valid, and binding obligation of IP Holder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ rights generally or by general principles of equity.

(v)                                 No Violation.  The consummation of the transactions contemplated by this Guess? Contribution Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of limited partnership or limited partnership agreement of IP Holder, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which IP Holder is a party or by which it is bound; nor result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or, to the best of IP Holder’s knowledge, any order, rule, or regulation applicable to IP Holder of any court or of any federal, state, or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over IP Holder or its properties, which breach, default, conflict, Lien, or violation would have a Material Adverse Effect.

(vi)                              No Proceedings.  There is no action, suit, or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to IP Holder’s knowledge, threatened, against or affecting IP Holder: (i) asserting the invalidity of this Guess? Contribution Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Guess? Contribution Agreement, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by IP Holder of its obligations under, or the validity or enforceability of, this Guess? Contribution Agreement.

(vii)                           No Consents.  No consent, approval, or order of, or filing with, any court or governmental body is required to be obtained or made by IP Holder for the consummation of the transactions in the manner contemplated by this Guess? Contribution Agreement, except such as have been obtained as of the Closing Date or such as may be required under state securities laws.

(viii)                        Taxes.  IP Holder has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations that are required to be filed by them or any of them.  All information in such tax returns, reports, and declarations is complete and accurate in all material respects.  IP Holder has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to IP Holder and with respect to which adequate reserves have been set aside on its books.  Adequate provision has been made for the payment of all accrued and unpaid federal, state, county, local, foreign, and other taxes whether or not due and payable and whether or not disputed.

(b)                                 The representations and warranties set forth in this Section 3.02 shall survive the conveyance of the Guess? Contributed IP by Trademark Originator to IP Holder pursuant to this Guess? Contribution Agreement.  Upon discovery by Trademark Originator or IP Holder of a breach of any of the foregoing representations and warranties or the occurrence of an event that materially and adversely affects the interests of IP Holder (or any assignee thereof) in the Guess? Contributed IP, the party discovering such breach or event shall give prompt written notice to the other and the Indenture Trustee.

SECTION 3.03                    Representations and Warranties of Trademark Originator as to the Guess? Contributed IP.

(a)                                  Trademark Originator hereby represents and warrants that:

(i)                                     Characteristics of Licenses.  Each Guess? Contributed License Agreement (A) is an Eligible License Agreement, (B) has been fully and properly executed by the parties thereto, and (C) contains customary enforceable provisions such that the rights and remedies of the licensor shall be adequate for IP Holder or its agent to enforce the Guess? Contributed License Agreement and protect its ownership and control over the Guess? Trademarks.

(ii)                                  Schedule of Licenses.  The information set forth in the Schedule of Guess? Contributed License Agreements is true and correct in all material respects.

(iii)                               Compliance with Law.  Each of the Guess? Contributed License Agreements, and the assignment and contribution thereof pursuant to this Guess? Contribution Agreement, complies in all material respects with all requirements of applicable federal, state, local, and foreign laws, and regulations thereunder.

(iv)                              Binding Obligation.  Each of the Guess? Contributed License Agreements, and the assignment and contribution thereof pursuant to this Guess? Contribution Agreement,  constitutes the legal, valid, and binding payment obligation of the related Guess? Licensee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(v)                                 No Consent.  No consent of any Guess? Licensee is required in connection with the execution, delivery, and performance of this Guess? Contribution Agreement, except as has been obtained.

(vi)                              No Bankrupt Licensees.  To the knowledge of Trademark Originator, none of the Guess? Licensees is presently the subject of a bankruptcy proceeding or is insolvent.

(vii)                           No Government Licensees.  None of the Guess? Licensees is a local, state or federal domestic or foreign government, or an agency, department, or instrumentality thereof.

(viii)                        Licenses in Force, No Amendments.  None of the Guess? Contributed License Agreements has been terminated, rescinded, amended or modified except as is indicated on the attached Schedule C.

(ix)                                No Defenses.  No Guess? Licensee has any right of rescission, setoff, counterclaim, or defense under any Guess? Contributed License, nor has any been asserted or threatened.

(x)                                   Good Title; Liens.  The Guess? Contributed IP has not been sold, transferred, assigned, or pledged by Trademark Originator to any Person other than IP Holder, and Trademark Originator is the licensor under each of the Guess? Contributed License Agreements and has good and marketable title to the Guess? Trademarks free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person.  Immediately upon the transfer and assignment thereof to IP Holder, IP Holder will be the licensor under each of the Guess? Contributed License Agreements and will have good and marketable title to the Guess? Trademarks, free and clear of all Liens and rights of others (other than Permitted Liens).

(xi)                                Perfected Liens.  This Guess? Contribution Agreement creates a valid and continuing security interest (as defined in the UCC) in the Guess? Contributed IP in favor of IP Holder, which security interest is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from Trademark Originator.

(xii)                             General Intangibles.  The Guess? Contributed IP constitutes “general intangibles” within the meaning of the UCC.

(xiii)                          All Filings Made.  Trademark Originator has caused or will have caused the filing of all appropriate financing statements and other filings (including, but not limited to, UCC filings (and relevant foreign equivalents) and trademark filings (with the United States Patent and Trademark Office and relevant foreign equivalents)) in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Guess? Contributed IP granted to IP Holder hereunder, or as otherwise necessary in any jurisdiction to provide third parties with notice of the transfers and assignments herein contemplated and to perfect the absolute conveyance of the Guess? Contributed IP from Trademark Originator to IP Holder on the Closing Date, and no other consent, approval, or order of, or filing with, any court or governmental body is required to be obtained or made by Trademark Originator for the consummation of the transactions in the manner contemplated by this Guess? Contribution Agreement, except such as have been obtained as of the Closing Date or such as may be required under state securities laws; provided, however, that if (A) any filing or trademark filing is not accepted by the relevant governmental authority or is not effective to provide such notice or to perfect such conveyance, and (B) such nonacceptance or ineffectiveness would not have a Material Adverse Effect, then such event will not constitute a breach of this covenant.

(xiv)                         Priority.  Other than the security interest granted to IP Holder pursuant to this Guess? Contribution Agreement, Trademark Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Guess? Contributed IP.  Trademark Originator has not authorized the filing of and is not aware of any financing statements against Trademark Originator that include a description of collateral covering the Guess? Contributed IP other than any financing statement relating to the security interest granted to IP Holder hereunder or that has been terminated.  Trademark Originator is not aware of any judgment or tax lien filings against Trademark Originator.

(xv)                            Lawful Assignment.  The contribution, transfer, and assignment of the Guess? Contributed IP under this Guess? Contribution Agreement and the related assignments are not unlawful, void, or voidable pursuant to the laws or statutes of any jurisdiction, nor will they result in a breach, default, conflict, lien, violation of, or material adverse effect upon, any of the Guess? Contributed IP.

(xvi)                         Validity.  The Guess? Trademarks are valid, subsisting, enforceable, and have not been abandoned in any applicable jurisdiction.

(xvii)                      No Infringement.  The Guess? Trademarks do not violate the trademark rights of any third party and there is no action or proceeding pending or threatened alleging that the Guess? Trademarks infringe upon the rights of any third party.

(xviii)                   No Adverse Judgments.  No domestic or foreign court, tribunal, or other official governmental authority, including the United States Patent and Trademark Office or any foreign equivalent, has entered a holding, judgment, or decision canceling or otherwise limiting Trademark Originator’s interest in the Guess? Contributed IP.

(xix)                           No Pending Actions.  No action or proceeding is pending or, to Trademark Originator’s knowledge, threatened, seeking to limit, cancel, or question the validity of any material portion of the Guess? Contributed IP or of Trademark Originator’s ownership interest therein, that if adversely determined would have a Material Adverse Effect.

(xx)                              No Waivers.  No material provision of a Guess? Contributed License Agreement has been waived in such a manner that such Guess? Contributed License Agreement fails to meet all of the other representations and warranties made by Trademark Originator herein with respect thereto.

(xxi)                           No Delinquency.  None of the Royalty Receivables payable under any of the Guess? Contributed Licenses is thirty (30) or more days past due as of the date hereof.

(xxii)                        Past Defaults.  No material default has occurred with respect to any of the Guess? Contributed Licenses which has not been cured by the related licensee as of the date hereof.

(xxiii)                     Other Defaults.  The execution and implementation of this Guess? Contribution Agreement will not result in the breach of any conditions or constitute a default (with or without notice or lapse of time or both) under any license or agreement constituting any portion of the Guess? Contributed IP or to which any of the Guess? Contributed IP is subject.  Neither Trademark Originator nor any person, firm or corporation associated with or deriving rights in any Guess? Contributed IP through or from Trademark Originator is in default of any applicable agreement constituting a portion of the Guess? Contributed IP.

(xxiv)                    Advances.  No advances or other charges heretofore received by Trademark Originator in connection with the Guess? Contributed IP remain recoupable from any Royalty Receivables by Guess? on or after the Closing Date, regardless of when advanced or earned.

(xxv)                       Bulk Transfers.  Trademark Originator’s transfer and assignment of the Guess? Contributed IP hereunder is not subject to the provisions of the UCC relating to bulk transfers.

(xxvi)                    Quality Control.  Through the Closing Date, Trademark Originator has examined, monitored and otherwise policed the activities of the Guess? Licensees in a manner and to an extent necessary and sufficient to prevent the abandonment of any Subject Trademark.

(b)                                 The representations and warranties set forth in this Section 3.03 shall speak as of the execution and delivery of this Guess? Contribution Agreement, but shall survive the transfer, conveyance, and assignment of the Guess? Contributed IP to IP Holder.  So long as any Notes are outstanding, Trademark Originator agrees that (i) each representation and warranty made by Trademark Originator pursuant to Sections 3.03(a)(xi), (xii), (xiii) and (xiv) shall survive, and (ii) Trademark Originator shall not waive, by course of conduct or in writing, any of such representations and warranties.  Upon discovery by Trademark Originator or IP Holder (including by receipt of notice thereby from any other Person with respect thereto) of a breach of any of the foregoing representations and warranties or the occurrence of an event that materially and adversely affects the interests of IP Holder (or any assignee thereof) in the Guess? Contributed IP, the party discovering such breach or event shall give prompt written notice to the other and the Indenture Trustee.

(c)                                  Trademark Originator hereby indemnifies and holds harmless IP Holder for any and all actual costs, expenses, losses, claims, damages, injury, and liabilities suffered by

IP Holder to the extent such actual cost, expense, loss, claim, damage, injury, or liability results from any breach by Trademark Originator of the representations and warranties set forth in this Section 3.03, or results from any infringement contemplated by Section 3.03(a)(xvii) or a licensee being bankrupt as of the Closing Date, with or without the knowledge of Trademark Originator.

ARTICLE IV.

COVENANTS OF TRADEMARK ORIGINATOR.

SECTION 4.01                    Covenants of Trademark Originator.  Trademark Originator hereby covenants that:

(a)                                  Transaction Documents; Guess? Contributed License Agreements.  Trademark Originator will perform all of its obligations under, and otherwise comply with the terms of the Transaction Documents (including, without limitation, the Servicing Agreement), and will notify IP Holder, the Issuer and the Indenture Trustee if it becomes aware of (i) any breach under the Transaction Documents by any party thereto, or (ii) any claimed breach, right of offset, or other material claim made or brought by any Guess? Licensee.

(b)                                 Material Agreements.  The Trademark Originator will not extend, amend, or modify any Guess? Contributed License Agreement or, as licensee of the Guess? Trademarks under the Guess? License Agreement, enter into a license of any Guess? Trademarks, in any manner that would (i) impair the enforceability of the Subject License Agreements or materially adversely affect the ability or right of IP Holder to collect the Royalty Receivables, or (ii) if after taking such action, the Prospective Coverage Ratio (calculated on a pro forma basis) would not be greater than or equal to 110% or, if the Prospective Coverage Ratio is already equal to or lesser than 110%, the Prospective Coverage Ratio (calculated on a pro forma basis) would not be greater than the Prospective Coverage Ratio before taking such action, decrease the amount of the Royalty Receivables, or decrease the value of the Guarantee Collateral.

(c)                                  Security Interests.  Except for the conveyances hereunder, Trademark Originator will not sell, pledge, assign, or transfer to any other Person, or grant, create, incur, assume, or suffer to exist any Lien (other than Permitted Liens) on any piece of the Guess? Contributed IP, whether now existing or hereafter created, or any interest therein.  Trademark Originator will immediately notify IP Holder and the Indenture Trustee of the existence of any Lien (other than Permitted Liens) on any piece of the Guess? Contributed IP, and Trademark Originator shall defend the right, title, and interest of IP Holder in, to, and under the Guess? Contributed IP, whether now existing or hereafter created, against all claims of third parties claiming through or under Trademark Originator.

(d)                                 Delivery of Payments.  Trademark Originator agrees to deliver in kind upon receipt to the Servicer (if other than Trademark Originator) any and all payments received by Trademark Originator of royalties under the Guess? Contributed License Agreements as soon as practicable (but in any event within two Business Days) after receipt thereof by Trademark Originator from and after the Closing Date.

(e)                                  No Impairment.  Trademark Originator shall take no action, nor omit to take any action, that would impair the rights of IP Holder in the Guess? Contributed IP, nor shall it reschedule, revise, offset, or defer payments due on any Guess? Contributed License Agreement if any such action would have a Material Adverse Effect.  In the event that any state trademarks containing the “Guess?” name are not effectively transferred to IP Holder in connection with the contribution contemplated by Section 2.01, Trademark Originator shall promptly cause any such state trademarks to be transferred or cancelled.  Nothing contained in this Section 4.01(e) shall limit the rights and duties of the Trademark Originator in its capacity as Servicer or of any party with respect to Downstreaming that is permitted under the Transaction Documents.

(f)                                    Indemnity; Continued Performance.  Trademark Originator hereby indemnifies and holds harmless IP Holder for any and all actual costs, expenses, losses, claims, damages, injury, and liabilities relating to any payments due by the licensor, or offsets against payments due by any Licensee, under any of the Guess? Contributed License Agreements or the Licensing Contributed License Agreements.  For the avoidance of doubt, the parties hereto intend that if IP Holder repurchases any Royalty Receivables from the Issuer in connection with a breach of a representation or warranty by IP Holder in the Receivables Contribution Agreement that is the same as or substantially similar to any representation or warranty of the Trademark Originator herein contained or of Licensing contained in the Licensing Contribution Agreement, the foregoing indemnity includes an undertaking by Trademark Originator promptly to pay over to IP Holder an amount equal to the related Repurchase Price; provided that the parties hereto agree that any portion of such amount paid by Trademark Originator equal to the then-fair market value of the Royalty Receivables so repurchased by IP Holder will constitute a non-recourse loan (which shall bear interest at the rate of interest applicable to the Notes) made to IP Holder that is fully subordinated to IP Holder’s obligations under the Guarantee and under the Receivables Contribution Agreement, that is repayable only from amounts that are freely distributable by IP Holder to Trademark Originator pursuant to the Transaction Documents and that represent amounts distributed to IP Holder by Issuer in accordance with the Indenture and the operating agreement of the Issuer or from amounts paid to IP Holder pursuant the Guess? License Agreement or any license that is not a Subject License Agreement.

ARTICLE V.

DELIVERY OF LIMITED PARTNERSHIP INTERESTS

SECTION 5.01                    Delivery of Limited Partnership Interests.  The execution of this Guess? Contribution Agreement and all other Transaction Documents, the completion of all filings contemplated hereunder and thereunder, and the performance of the parties’ obligations hereunder and thereunder, shall be concurrent with and shall be against delivery of the increased capital account balance representing the partnership interests of IP Holder that are designated as limited partnership interests (as opposed to general partnership interests) to Trademark Originator.

SECTION 5.02                    Tax-Free Capital Contribution.  It is the express intent of the parties hereto that the contributions set forth herein be characterized as tax-free capital contributions within the meaning of Section 721 of the Internal Revenue Code of 1986, as amended, and that the related cash distributions on account of the Notes not be treated as part of a “disguised sale” of the assets contributed to IP Holder, but rather be characterized, for tax purposes, as a borrowing against such assets within the meaning of Sections 1.707-5(b) and 1.707-5(f) (Ex. 11) of the Treasury Regulations.

ARTICLE VI.

MISCELLANEOUS PROVISIONS

SECTION 6.01                    Indemnification.  Trademark Originator shall indemnify and hold harmless IP Holder, the Issuer, the Indenture Trustee, and the Noteholders (the “Indemnified Parties”) from and against any and all costs, expenses, losses, claims, damages, injury, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, and was imposed upon such Person as a result of the transactions contemplated by this Guess? Contribution Agreement through the willful misconduct or gross negligence of Trademark Originator in the performance of its duties under this Guess? Contribution Agreement, by reason of reckless disregard of its obligations and duties under this Guess? Contribution Agreement, or by breach of its representations and warranties under this Guess? Contribution Agreement, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees, and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding, or claim; provided, however, that Trademark Originator shall not indemnify any such Person if such acts, omissions or alleged acts or omissions constitute gross negligence or willful misconduct by IP Holder, the Issuer, the Indenture Trustee, or any Noteholders.  In case any such action is brought against a party indemnified under this Section 6.01 and it notifies Trademark Originator of the commencement thereof, Trademark Originator will assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who may be counsel to Trademark Originator unless there is an unwaivable conflict of interest as evidenced by an Opinion of Counsel stating such), and Trademark Originator will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation.  This indemnity is in addition to any other indemnity from the Trademark Originator set forth herein.

The Trademark Originator will be liable for settlement of any claim made against any Indemnified Party that is made with the Trademark Originator’s written consent, which consent will not be unreasonably withheld.  The Trademark Originator will not, with out the prior written consent of the Indemnified Parties, which consent will not be unreasonably withheld, settle or compromise any claim, or permit a default under or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the applicable Indemnified Party of an unconditional release from all liability in respect thereof.

SECTION 6.02                    Amendment.  This Guess? Contribution Agreement may be amended from time to time by IP Holder and Trademark Originator only in accordance with Section 3.13 of the Indenture.

SECTION 6.03                    Protection of Right, Title and Interest to Guess? Contributed IP.

(a)                                  Trademark Originator at its expense shall cause this Guess? Contribution Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering IP Holder’s right, title, and interest to the Guess? Contributed IP to be promptly recorded, registered, and filed, and at all times to be kept recorded, registered, and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of IP Holder hereunder to all of the Guess? Contributed IP.  Trademark Originator shall deliver to IP Holder file-stamped copies of, or filing receipts for, any document recorded, registered, or filed as provided above as soon as available following such recording, registration, or filing.  IP Holder shall cooperate fully with Trademark Originator in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection.

(b)                                 Within 30 days after Trademark Originator makes any change in (i) its location of organization under Section 9-307(e) of the UCC, or (ii) its name, identity, or corporate structure that would make any financing statement or continuation statement filed in accordance with Section 6.03(a) or in Section 2.03 seriously misleading within the meaning of Section 9-507 or 9-508 of the UCC as in effect in the applicable state, Trademark Originator shall give IP Holder notice of any such change and shall execute and file such financing statements or amendments as may be necessary to continue the perfection of IP Holder’s security interest in the Guess? Contributed IP and the proceeds thereof.

SECTION 6.04                    Assignment.  Neither party to this Guess? Contribution Agreement may assign any of its rights, duties, or obligations hereunder except as contemplated by this section, the Indenture, the Receivables Contribution Agreement, the Servicing Agreement, the Guess? License Agreement, the Guess? Contributed License Agreements, and the Guarantee; provided, however, that simultaneously with the execution and delivery of this Guess? Contribution Agreement, IP Holder shall assign all of its right, title, and interest herein to the proceeds from the Subject License Agreements to the Issuer and shall pledge the Subject IP pursuant to the Receivables Contribution Agreement, and the parties hereto acknowledge that the Issuer will pledge all of the foregoing and certain other property to the Indenture Trustee for the benefit of any Noteholders as provided in the granting clause of the Indenture, to which transfer, assignment, and pledge Trademark Originator hereby expressly consents.  Trademark Originator agrees to perform its obligations hereunder for the benefit of the Issuer, and agrees that the Indenture Trustee may enforce the provisions of this Guess? Contribution Agreement, exercise the rights of IP Holder and enforce the obligations of Trademark Originator hereunder as they relate to the Subject IP and the Royalty Receivables without the consent of IP Holder; provided, however, that the parties hereto, and all assignees hereof acknowledge and agree or, by taking assignment of any of the benefits hereof, are deemed to acknowledge and agree, that all remedial actions permitted to be taken under this Guess? Contribution Agreement and the other Transaction Documents are subject to the provisions of Sections 4.02(c) of the Guess? License

Agreement, Sections 2.02(d) and 6.03(f) of the Servicing Agreement, Section 5.6 of the Indenture, Section 5.2(d) of the Receivables Contribution Agreement, and Section 6.6 of the Guarantee.

SECTION 6.05                    Merger or Consolidation of, or Assumption of the Obligations of, Trademark Originator.

(a)                                  Trademark Originator shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i)                                     the corporation formed by such consolidation or into which Trademark Originator is merged or the Person which acquires by conveyance or transfer the properties and assets of Trademark Originator substantially as an entirety shall be organized and existing under the laws of the United States or any State or the District of Columbia, and, if Trademark Originator is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to IP Holder and the Issuer, in form reasonably satisfactory to IP Holder and the Issuer, the performance of every covenant and obligation of Trademark Originator hereunder and, prior to the Termination Date, shall benefit from all the rights granted to Trademark Originator hereunder in all material respects; and

(ii)                                  Trademark Originator shall have delivered to IP Holder and the Issuer an Officer’s Certificate of Trademark Originator and an Opinion of Counsel each stating that such consolidation, merger, conveyance, or transfer and such supplemental agreement comply with this Section 6.05, that such assumption agreement is enforceable against the assuming party (subject to customary caveats and assumptions) and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)                                 The obligations of Trademark Originator hereunder shall not be assignable nor shall any Person succeed to the obligations of Trademark Originator hereunder except in each case in accordance with the provisions of the foregoing paragraph and of Section 6.04.

SECTION 6.06                    Governing Law.  This Guess? Contribution Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 6.07                    Submission To Jurisdiction; Waivers.  Each of Trademark Originator and IP Holder hereby irrevocably and unconditionally:

(a)                                  submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 6.08 or at such other address as shall be designated by such Person in a written notice to the other such Persons;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive, or consequential damages.

SECTION 6.08                    Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to:

(a)                                  in the case of Trademark Originator, Guess?, Inc., 1444 South Alameda Street, Los Angeles, CA 90021;

(b)                                 in the case of IP Holder, Guess? IP Holder, L.P., 1444 South Alameda Street, Los Angeles, CA 90021;

(c)                                  in the case of the Issuer, Guess? Royalty Finance LLC, 2222 Glendale Galleria 2, Glendale, CA 91324; and

(d)                                 in the case of the Indenture Trustee, BNY Midwest Trust Company, 2 North LaSalle Street, Suite 1020, Chicago, IL 60602;

or, as to any of such Persons, at such other address as shall be designated by such Person in a written notice to the other Persons.

SECTION 6.09                    Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Guess? Contribution Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Guess? Contribution Agreement and shall in no way affect the validity or enforceability of the other provisions of this Guess? Contribution Agreement.

SECTION 6.10                    Further Assurances.  Trademark Originator and IP Holder agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party hereto or by the Issuer more fully to effect the purposes of this Guess? Contribution Agreement.

SECTION 6.11                    No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of IP Holder, the Issuer, the Indenture Trustee, or Trademark Originator, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.  The rights, remedies, powers, and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

SECTION 6.12                    Counterparts.  This Guess? Contribution Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 6.13                    Third-Party Beneficiaries.  This Guess? Contribution Agreement will inure to the benefit of and be binding upon the parties signatory hereto and, with regard to the Subject IP and the Royalty Receivables, the Issuer and the Indenture Trustee for the benefit of any Noteholders, each of which shall be considered to be a third-party beneficiary hereof.  Except as otherwise provided in this Guess? Contribution Agreement, no other Person will have any right or obligation hereunder.

SECTION 6.14                    Headings.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 6.15                    Merger and Integration.  Except as specifically stated otherwise herein, this Guess? Contribution Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Guess? Contribution Agreement.  This Guess? Contribution Agreement may not be modified, amended, waived or supplemented except as provided herein.

SECTION 6.16                    Force Majeure.  Neither IP Holder nor Trademark Originator shall be held responsible for any loss, damage, or delay suffered by the other party owing to any cause that is beyond the reasonable control of the defaulting party and cannot be attributed to negligence or willful nonperformance of its obligation.  Such causes include, but are not limited to, wars, embargoes, riots, civil disturbances, terrorism, fires, storms, floods, typhoons, earthquakes and other natural calamities, strikes and labor disputes, government acts and restrictions, and other causes that cannot be overcome or prevented by due diligence.  Either party wishing to invoke this section shall give notice to the other party stating the relevant cause.  The defaulting party shall promptly resume performance of its obligations the moment such cause or causes cease to operate.

SECTION 6.17                    Nonpetition Covenants.  Notwithstanding any prior termination of this Guess? Contribution Agreement, Trademark Originator shall not, prior to the date which is one year and one day after the Termination Date, with respect to IP Holder or the Issuer, acquiesce, petition, or otherwise invoke or cause IP Holder or the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against IP Holder or the Issuer under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of IP

Holder or the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of IP Holder or the Issuer.

SECTION 6.18                    Interpretation.  As applied to this Guess? Contribution Agreement, unless the context otherwise requires:  (a) words in the singular include the plural, and words in the plural include the singular; (b) reference to a law, statute, rule, regulation, charter, or bylaws, is deemed to be followed by “as amended from time to time”; (c) “herein,” “hereof,” and other similar words refer to this Guess? Contribution Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (d) unless otherwise indicated or obvious, all references to “Section,” “Exhibit,” “Schedule,” “Appendix,” or similar words refer to the particular Section in or Exhibit, Schedule, Appendix, or similar item attached to this Guess? Contribution Agreement; (e) “include,” “includes,” or “including” will be deemed to be followed, as appropriate, by “, but not limited to,”; (f) the masculine feminine and neuter genders shall each be deemed to include the others; (g) “shall,” “will,” or “agrees” are mandatory, and “may” is permissive; (h) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; (i) references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Guess? Contribution Agreement or any other Transaction Document; and (j) references to Persons include their permitted successors and assigns.

SECTION 6.19                    Waiver of Jury Trial.  EACH OF TRADEMARK ORIGINATOR AND IP HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUESS CONTRIBUTION AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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IN WITNESS WHEREOF, the parties hereto have caused this Guess? Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

GUESS? IP HOLDER L.P.	GUESS?, INC.
as IP Holder	as Trademark Originator

By:	By:
Name:	Name:
Title:	Title:

ACCEPTED:

GUESS? ROYALTY FINANCE LLC,
not in its individual capacity
but solely as Issuer

By:
Name:
Title:

BNY MIDWEST TRUST COMPANY,
not in its individual capacity
but solely as Indenture Trustee

By:
Name:
Title:

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